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                                                                     Exhibit 5.1
                                                                     -----------
                    [Letterhead of Willkie Farr & Gallagher]

May 11, 1999




MidAmerican Energy Holdings Company
CalEnergy Capital Trust II
666 Grand Avenue
P.O. Box 657
Des Moines, Iowa 50303-0657


         Re:      MidAmerican Energy Holdings Company
                  CalEnergy Capital Trust II
                  Registration Statement on Form S-3 (File No. 333-30537)
                  -------------------------------------------------------

Ladies and Gentlemen:

We have acted as special counsel to MidAmerican Energy Holdings Company (the "Company"), an Iowa corporation and the successor to CalEnergy Company, Inc. ("CalEnergy"), and CalEnergy Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with the Registration Statement on Form S-3, as filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on July 1, 1997, as amended by Amendment No. 1 thereto filed with the Commission on July 24, 1997, and as further amended by Post-Effective Amendment No. 1 thereto filed with the Commission on the date hereof (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement"), relating to the registration under the Act of (i) 3,600,000 6-1/4% Trust Convertible Preferred Securities (liquidation preference $50 per Trust Convertible Preferred Security) (the "Convertible Preferred Securities") representing undivided beneficial ownership interests in the assets of the Trust; (ii) the 6-1/4% Convertible Junior Subordinated Debentures due 2012 (the "Convertible Junior Subordinated Debentures") of the Company, which may be distributed under certain circumstances to the holders of the Convertible Preferred Securities; (iii) the shares of common stock, without par value (the "Common Stock"), of the Company, issuable upon conversion of the Convertible Preferred Securities and the Convertible Junior Subordinated Debentures; and (iv) the Preferred Securities Guarantee (as defined below) of the Company.

The Convertible Preferred Securities were issued pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of February 26, 1997, among CalEnergy, as sponsor, The Bank of New York, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), and Steven A. McArthur, John G. Sylvia and Gregory E. Abel, as the initial regular trustees (together, the


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MidAmerican Energy Holdings Company
CalEnergy Capital Trust II
May 11, 1999
Page 2



"Regular Trustees"). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust (the "Certificate of Trust") filed by the Delaware Trustee and the Regular Trustees with the Secretary of State of the State of Delaware on February 13, 1997; (ii) a Declaration of Trust, dated as of February 13, 1997 (the "Original Declaration"); (iii) the Declaration (including the form of the terms of the Convertible Preferred Securities annexed thereto); (iv) the specimen form of Convertible Preferred Security; (v) the preferred securities guarantee agreement, dated as of February 26, 1997 (the "Preferred Securities Guarantee"), between CalEnergy and The Bank of New York, as trustee; (vi) specimens of the Convertible Junior Subordinated Debentures, which were issued pursuant to an indenture dated as of February 26, 1997, between CalEnergy and The Bank of New York, as trustee (as amended by the First Supplemental Indenture dated March 12, 1999 between the Company and The Bank of New York, as trustee, the "Indenture"); and (vii) the Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have assumed that all parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by all parties to such documents and that such documents constitute valid and binding obligations of all parties other than the Company and the Trust. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others. We have further assumed for purposes of this opinion (i) the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization, (ii) that no event has occurred subsequent to the filing of the Certificate of Trust that would cause a dissolution or liquidation of the Trust under the Original Declaration or the Declaration, as applicable, and (iii) that activities of the Trust have been and will be conducted in accordance with the Original Declaration or the Declaration, as applicable, and the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq.

The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of

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MidAmerican Energy Holdings Company
CalEnergy Capital Trust II
May 11, 1999
Page 3



America, and we express no opinion with respect to the laws of any other country, state or jurisdiction.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

          1. The Preferred Securities Guarantee is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          2. The Convertible Junior Subordinated Debentures are valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except to the extent that the waiver of stay or extension laws contained in Section 515 of the Indenture may be unenforceable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement and in the related Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,


/s/ Willkie Farr & Gallagher